Exhibit 10.1

CALI Building Office Tenancy Contract

Party A (the Leaser): Tianjin Binhai International Automall Co., Ltd.

Tel: 022-66275566 022-66275577

Party B (the Lessee): Tianjin Binhai Shisheng Trading Group Co., Ltd.

Tel: 66271559

In accordance with the Contract Law of the People’s Republic of China, Party A and Party B, upon amicable consultation, hereby agree to enter into this Contract for Party A’s renting the premises B and Party B’s accepting lease of Party A’s Premises.

Article 1.

Party A guaranteed that the leased Premises can meet the requirements of the relevant provisions of the State.

Article 2. Location, Area, Decoration and Facilities of the Premises

The Premises are located on the 21st ,22nd floor and Room 2006 of CALI Building, No.188, Tianbao Avenue, Tianjin Free Trade Zone. The area of the leased office is 1331.5 square meters in total. Details of area of each room, monthly rent and monthly management fee see Appendix 1 Details of Area, Rent, and Management Fees of Each Room.

1.	Details of the existing office decoration and facilities, equipment please see the Premises Handover Acceptance List. The premises are delivered to Party B according to its current situation, when this contract signed, Party B has conducted a field visit and inspection of the premises and the current situation of the premises and facilities have been recognized.

2.	Appendix 1 should be considered as acceptance basis of Party A delivering the Premises to Party B according this Contract and Party B returning the Premises to Party A when the leasing term expires.

3.	The leasing purpose of the Premises is for office use.

Article 3.

Party A should provide real estate license, issued a valid proof of the right to lease, identity certificate (business license) and other documents, Party B should provide identity certificate (business license) documents. After verification, the two Parties can copy each other’s documents to keep. All copies are used for this lease only.

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Article 4. Lease Term

1.	The lease term of the Premises shall be thirty-six (36) months from April 1st 2016 to March 31st 2019. When rental term expires, Party A has right to take back the Premises and Party B shall return the Premises on time.

2.	Where Party B intends to renew the lease term upon expiration thereof, Party B shall inform Party A in writing two (2) months (namely before January 1st 2019) prior to the maturity of the lease term, and this Contract need to be re-signed agreed by Party A. If Party B fails to submit written application to Party A before January 1st 2019, the Contract should automatically terminate when expired unless otherwise agreed by the two Parties.

Article 5. Payment terms of Rentals

1.	The rental of the Premises is RMB 0.95 m2/day, RMB 38,473(Thirty-eight Thousand Four Hundred and Seventy-three Yuan )/month;

2.	When the Contract is signed, Party B shall pay the first phase rental and deposit to Party A (namely the rental during April 1st 2016 to September 30th 2016 ) , of which the rental in the amount of RMB 230,838 (Two Hundred Thirty Thousand and Eight Hundred Thirty-eight Yuan) and deposit in the amount of RMB 210,598 (Two Hundred Ten Thousand and Five Hundred Nighty-eight Yuan ).

3.	The rental shall be payable every half a year.

4.	Party A shall provide official invoice to Party B for rental and receipt for deposit.

Article 6. Relevant Expenses in the Term of Lease

Party B shall pay the following expenses additionally:

During the lease period, the telephone charges and network fee and other expenses shall be paid to the energy and communication department by Party B. If Party B fails to pay the above costs, the consequences arising from where should be borne by Party B itself.

Article 7. Deposit

1.	Party B shall pay RMB 210,598 (Two Hundred Ten Thousand and Five Hundred Nighty-eight Yuan ) to Party A as a warranty that Party B will perform this Contract(Party A shall offer receipt). If Party B fails to pay the deposit according to the Contract, Party A has the right to refuse delivering the Premises.

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2.	After the contract expires or is terminated due to force majeure, Party B shall return the premises intact and finish paying all the expenses; if Party B registered the Premises as business registration address, its registration address should be changed as another one. Otherwise, Party A shall have the right to request correction and withheld Party B's deposit. If Party B fails to change the registration address within one month from the date when lease term terminated, Party B shall pay 2 times of the total amount of daily rent and management fee which stipulated in the contract to Party A during the default period. If the deposit is not sufficient to pay for the default fine of the contract, Party A shall have the right to keep on recourse to Party B for the deposit going to be deducted. The default period hereinto means the period from the date when one month after lease term terminated to the date when Party B actually change the registration address. Upon completion of the above items on time, within 5 working days, Party A shall return the deposit to Party B without interest.

3.	If Party B is in breach of contract and shall be liable for default fine, Party A shall have the right to deduct default fine which shall be borne by Party B from the deposit directly so as to make a compensation for the actual losses suffered by Party A. If the deposit is less than default fine or not enough to compensate the loss of Party A, Party A shall have the right to keep on recourse to Party B for the insufficient part.

4.	If the deposit is less than the stipulated amount of the contract, Party A has the right to notify Party B at any time to make a supplementary payment of the deposit; Party B shall make up the amount of the deposit within 5 days after receiving the notice. If Party B fails to make up overdue, Party B shall bear the liability for breach of contract in accordance with the terms of the contract.

Article 8. Amendment, Rescission and Termination of the Contract

1.	Supplement or amendment may be made to this Contract upon unanimous consultation of two parties hereto.

2.	During the lease term, where Party B has one of the following acts, Party A shall have the right to deduct all deposit, and Party A shall have the right to cancel the contract and take back the leased Premises.

(1) Without the consent of Party A, sublet, lend or provide the using right of the Premises to any Third Party in any other way.

(2) Without the consent of Party A, demolish or change the original structure of the Premises.

(3) Damage the leased Premises, and fail to repair it within a reasonable period of time offered by Party A.

(4) Without the consent of Party A, changing the leasing purpose appointed in the Contract.

(5) Store dangerous goods or conduct illegal activities in the leased Premises.

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3.	If Party B is willing to continue the lease when the Contract expires, on condition that Party A is still want to rent the Premises out after the expiry of the lease, on an equal footing, Party B shall have the priority to lease the Premises.

4.	Party B should be informed three months earlier if Party A needs to sale the Premises which had been leased to Party B during the leasing term. The Contract can be terminated upon Party B’s consent; if Party B demands keep on performing the contract, Party A shall negotiate with Premises buyer to sign leasing contract with Party B and the rental should be the same price during the original leasing term unless otherwise appointments have been made between Premises buyer and Party B.

5.	The Contract could not be performed for the reason of force majeure should be terminated.

Article 9. Premises Delivery and Inspection when Withdraw

1.	Party A shall ensure that the leased Premises itself and its affiliated facilities and equipments can work normally.

2.	The two Parties shall both participate in the inspection, any objections on the decoration of hardware facilities and equipments should be put forward on the spot.

3.	Party B shall return the leased Premises and its affiliated facilities and equipments to Party A after the leasing term expired or the Contract terminated.

4.	Unless obtain the approval of Party A, Party B shall dismantle its added attachments and make the Premises to be restored to its original state after leasing term expired or the Contract terminated. Any damages on the Premises arises during this procedure, Party B shall perform repair timely and bear the repairing cost. If Party B fails to repair the Premises according requirements, Party A shall take remedial measures on its own or by the Third Party, and the expenses shall be borne by Party B. If Party A agrees to keep the added attachments of Party B, Party B may not restore the Premises to its original state, but Party A would not make any compensation to Party B about this affair.

Article 10. Premises Delivery

Party A shall deliver the leased Premises and the keys to Party B on March 24th 2016, and make the Premises in a vacant and available state

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Article 11. Exemption Clauses

1. Due to force majeure, the contract cannot continue to be performed or cause any loss, the two Parties do not assume responsibility for each other

2. Because of the national policy, the leased Premises need to be removed or transformed, which cause any loss to the two Parties, neither party shall assume responsibility to each other.

3. The Contract terminated for the reasons above, the rental should be calculated according the actual using time, if less than I month, calculated as number of days, retreat more fill less.

4. Force majeure refers to the objective circumstances which cannot be foreseen, cannot be avoided and cannot be overcome.

Article 12. Contractual Dispute Settlement Method

Dispute arising from the performance of this Contract shall be settled through consultation by two parties hereto; if no agreement can be reached, either party hereto may bring the case in dispute to the people’s court of jurisdiction. In case of any change in the jurisdiction of local people’s court on the case, two parties agree to take the place where Premises situates as the place for performance of this Contract, and the prosecutor shall initiate a proceeding at such place where this Contract is performed.

Article 13.

This Contract shall come into effect upon signature and stamp by two parties hereto and upon Party B’s payment of first phase rental, management fee and deposit to Party A. In case this Contract is not in line with relevant contracts previously executed by both parties hereto, this Contract shall prevail, and such relevant contracts shall automatically be terminated.

Article 14. The Contract is made in 5 copies, Party A takes 3 copies and Party B takes 2 copies.

Party A has proposed Party B pay particular attention to the appointments in the Contract and makes full and accurate comprehension. Party B has carefully read all the items stipulate in the Contract (including the Contract Appendix), through Party A’s description and instruction, Party B has fully comprehended the true meaning of contract items and has no objection to all contents. The signing of the contract is the result of mutual agreement between the two parties.

Article 15. Contract Appendix

All pending issues shall be regulated by the Supplementary Clauses which need to be otherwise signed by both parties upon their negotiation. The Supplementary Clauses and the Appendix shall be deemed as integral parts of this contract, and have the same legal effect as the Contract.

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Appendix of this Contract:

1.	Appendix 1 Details of Area, Rent, and Management Fees of Each Room.

2.	Appendix 2 Tenant Manual

3.	Appendix3 CALI Building Office Management Contract

Party A: Tianjin Binhai International Automall Co., Ltd.	Party B: Tianjin Binhai Shisheng Trading Group Co., Ltd.

TEL: 66275566	TEL: 66271559
FAX: 66275577	FAX:
Accounts Bank:	Accounts Bank:
Account No.:	Account No.:
Address: No.188, Tianbao Avenue, Tianjin Free Trade Zone	Address:
Contract Representative:	Contract Representative:
Date:	Date:

(signature and stamp)	(signature and stamp)

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APPENDIX 1

Details of area and rental, management service fee of each room
Room No.	Area (unit: square meter)	Monthly rental (unit: RMB)	Monthly Management Service Fee (unit: RMB)	Total amount of monthly rental and management service fee (unit: RMB)
2006	137.3	3967	6891	10858
2101	210.3	6077	10554	16631
2102	44.4	1283	2228	3511
2103	61.4	1774	3082	4856
2105	51.4	1485	2580	4065
2106	106.6	3080	5350	8430
2107	52.4	1514	2630	4144
2108	46.1	1332	2314	3646
2109	67.7	1956	3398	5354
2110	160.4	4635	8050	12685
2201	393.5	11370	19749	31119
Total	1331.5	38473	66826	105299

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